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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
                                                      MINNETONKA, MN 55305
[LAKES ENTERTAINMENT, INC. LOGO]                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, June 21, 2004



                LAKES ENTERTAINMENT, INC. ANNOUNCES NIPMUC NATION
                           DENIED FEDERAL RECOGNITION


MINNEAPOLIS, JUNE 21, 2004 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that the Nipmuc Nation of Massachusetts has been denied recognition as an Indian Tribe and sovereign government within the meaning of federal law by the Bureau of Indian Affairs (BIA). The BIA had previously denied recognition of the Nipmuc Nation in September 2001, and the current ruling was based on BIA's reconsideration after the submission of additional information by the Nation.

The ruling means the Nation will not qualify at this time for numerous federal programs and benefits to help them achieve self-sufficiency, as well as the opportunity to pursue the possibility of Native American gaming. Lakes currently has a development and management agreement with the Nipmuc Nation for a potential gaming operation if the Nation were to become recognized and receive all additional necessary approvals for such a project. Lakes currently has approximately $6 million invested in this project which is anticipated to be written off in the second quarter of 2004.

Lyle Berman, Chairman and CEO of Lakes stated, "The Nipmuc Nation has been fighting for decades to receive federal recognition and we are extremely disappointed for them. The Nation has told us that it feels strongly that this ruling is incorrect and that its petition has been misinterpreted. It is currently determining its next course of action."

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming, the licensing and sale of branded products and the sale of corporate sponsorships.


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Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".

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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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